UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025

FRESH VINE WINE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 78984

Charlotte, NC 28271

(Address of Principal Executive Offices) (Zip Code)

(855) 766-9463

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VINE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 7, 2025, Fresh Vine Wine, Inc., a Nevada corporation (“Fresh Vine”), Amaze Holdings Inc., a Delaware corporation and wholly owned subsidiary of Fresh Vine (“Merger Sub”), Amaze Software, Inc., a Delaware corporation (“Amaze”), the stockholders of Amaze listed on Schedule I thereto (each, a “Holder” and together the “Holders”), and Aaron Day, solely in his capacity as the Holders’ Representative (the “Holders’ Representative”), entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”). On March 7, 2025 Fresh Vine completed the acquisition of Amaze. Amaze is an end-to-end, creator-powered commerce platform offering tools for seamless product creation, advanced e-commerce solutions, and scalable managed services.

Pursuant to the Merger Agreement, (i) Merger Sub merged with and into Amaze (the “Merger”) with Amaze as the surviving company and a wholly owned subsidiary of Fresh Vine, and (ii) the aggregate merger consideration paid by Fresh Vine in connection with the acquisition included 750,000 shares of Fresh Vine’s Series D Convertible Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), plus warrants (the “Merger Warrants”) to purchase an aggregate of 8,750,000 shares of Fresh Vine’s common stock, par value $0.001 per share (the “Common Stock”).

The Merger Agreement contains various covenants of the parties, including covenants providing for (a) Fresh Vine to prepare and a file with the Securities and Exchange Commission (SEC) a proxy statement related to the solicitation of stockholder votes to approve the Fresh Vine Stockholder Matters (as defined in the Merger Agreement), including the issuance of shares of Common Stock in excess of the Exchange Share Cap and Individual Holder Share Cap (as defined in the Certificate) and the resulting change in control of Fresh Vine; and (b) for Fresh Vine to prepare and file with the SEC a registration statemen for the purpose of registering for resale the shares of Common Stock issuable upon conversion of the Series D Preferred Stock and exercise of the Merger Warrants.

The Merger Agreement contains representations, warranties, and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. It is not intended to provide any other factual information about the parties to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Fresh Vine’s public disclosures

Series D Preferred Stock

On March 7, 2025, Fresh Vine filed a Certificate of Designation of the of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Certificate”) with the Secretary of State of the State of Nevada, designating 750,000 shares of preferred stock as Series D Preferred Stock.

Stated Value. Each share of Series D Preferred Stock has a stated value of $100.00 (the “Stated Value”).

Rank; Liquidation Preference. The Series D Preferred Stock ranks junior to Fresh Vine’s Series A convertible preferred stock and Series B convertible preferred stock and ranks senior to Fresh Vine’s Common Stock. Upon any liquidation, dissolution or winding-up of Fresh Vine, the holders of Series D Preferred Stock will be entitled to be paid an amount equal to the Stated Value, plus any accrued but unpaid dividends, before any distribution or payment will be made to the holders of Common Stock. Any remaining assets of Fresh Vine available for distribution to its stockholders will be distributed among the holders of Series A Convertible Preferred Stock, holders of Series B Convertible Preferred Stock, holders of Series D Preferred Stock and holders of Common Stock, pro rata based on the number of shares held by each such holder on an as-if converted basis.

Dividends. Holders of Series D Preferred Stock are entitled to receive dividends (on an as-if converted basis) equal to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

Conversion. Each share of Series D Preferred Stock is convertible at any time at the option of the holder into the number of shares of Common Stock (“Conversion Shares”) calculated by dividing the Stated Value by the conversion price (the “Conversion Ratio”), subject to the limitations described below. In addition, upon Fresh Vine’s stockholders approving the conversion of the Series D Preferred Stock into shares of Common Stock in accordance with the listing rules of the NYSE American LLC Company Guide, each share of Series D Preferred Stock will automatically convert into a number of shares of Common Stock equal to the Conversion Ratio. The conversion price is equal to $0.80 per share and is subject to standard weighted average anti-dilution protection.

Each holder of Series D Preferred Stock is prohibited from converting shares of Series D Preferred Stock if, after giving effect to the issuance of such Conversion Shares, such holder together with the holder’s affiliates would beneficially own more than 4.99% of the outstanding Common Stock (the “Beneficial Ownership Limitation”). A holder of Series D Preferred Stock may increase such Beneficial Ownership Limitation to 9.99% upon notice to Fresh Vine.

Voting. The Series D Preferred Stock will vote with the Common Stock as a single class on an as-converted basis on all matters submitted to a vote of stockholders of Fresh Vine (taking into account the conversion limitations resulting from the Exchange Share Cap and the Individual Holder Share Cap as described below). However, the Series D Preferred Stock is not entitled to vote on any proposal to approve the issuance of shares of Common Stock upon the conversion of Series D Preferred Stock in excess of the Exchange Share Cap or the Individual Holder Share Cap, in each case as required by NYSE American rules. In addition, solely for purposes of determining voting rights (and not the Conversion Ratio), the conversion price will be equal to the most recent closing sale price of the Common Stock as of the date of entering into the Merger Agreement pursuant to which such share of Series D Preferred Stock was initially issued.

Exchange Share Cap and Individual Holder Share Cap. The holder’s ability to convert Series D Preferred Stock will be subject to an “Exchange Share Cap” and an “Individual Holder Share Cap.” Under the Exchange Share Cap, the total number of Conversion Shares issuable upon conversion of outstanding Series D Preferred Stock, when added to all Conversion Shares previously issued upon prior conversions of the Series D Preferred Stock, may not exceed 19.9% of Fresh Vine’s issued and outstanding Common Stock as of the date of the Merger Agreement. Under the Individual Holder Share Cap, the holder of Series D Preferred Stock may not acquire Conversion Shares upon conversion of the Series D Preferred Stock if the total number of shares of Common Stock issuable to the converting holder would result in such holder beneficially owning in excess of 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance. The Exchange Share Cap and the Individual Holder Share Cap will not apply if Fresh Vine obtains stockholder approval to issue the shares of Common Stock in excess of the applicable cap as required by NYSE American LLC Company Guide Section 713.

Merger Warrants

The Merger Warrants are exercisable on or after the date on which Fresh Vine stockholder’s approve the conversion of the Series D Preferred Stock into shares of Common Stock in accordance with the listing rules of the NYSE American LLC Company Guide (the “Stockholder Approval Date”). The exercise price is $0.80 per share and is subject to standard weighted average anti-dilution protection. The Merger Warrants may not be exercised on a cashless basis. The Merger Warrants will expire on the earlier of (x) 5th anniversary of the Stockholder Approval Date and (y) the date fixed for the redemption of the Merger Warrants. A holder of the Merger Warrant (together with the holder’s affiliates) may not exercise any portion of the Merger Warrant to the extent that the holder would own more than 9.99% of the outstanding shares of Common Stock immediately after exercise. Fresh Vine may not issue any shares of Common Stock upon exercise of the Merger Warrant to the extent the issuance of such shares would exceed the Exchange Share Cap (as defined in the Certificate). The Merger Warrants are redeemable by Fresh Vine at a redemption price of $0.01 per share, upon 30 days’ notice, if at any time after 180 days following the issuance date, the volume weighted average price of the Common Stock for any 20 consecutive trading days is equal to or greater than $1.60 per share.

The foregoing description of the Merger Agreement, the Certificate and the Merger Warrant are qualified in their entirety by the full text of the Merger Agreement, the Certificate and Merger Warrant, which are filed as Exhibits 10.1, 3.1 and 10.2, respectively, and are incorporated herein by reference.

Stockholder Support Agreement and Lock-Up Agreement

Concurrently with the execution of the Merger Agreement, officers, directors and certain stockholders of Fresh Vine entered into stockholder support agreements (each, a “Support Agreement”) with Fresh Vine and Amaze to vote all of their respective shares of Fresh Vine capital stock, among other things, (a) in favor of the issuance of shares of Common Stock in excess of the “Exchange Share Cap” and “Individual Holder Share Cap” limitations upon conversion of the Series D Preferred Stock and upon exercise of the Merger Warrants; (b) for the election of the Fresh Vine director nominees, and (c) against any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the elimination of the “Exchange Share Cap” and “Individual Holder Share Cap” limitations and/or fulfillment of Fresh Vine’s obligations under the Merger Agreement with respect to the issuance of Common Stock upon conversion of the Series D Preferred Stock and/or exercise of the Merger Warrants.

In addition, concurrently with the execution of the Merger Agreement, officers and directors of Fresh Vine entered into lock-up agreements (each, a “Lock-Up Agreement”) pursuant to which, subject to specified exceptions, they agreed not to transfer their shares of Common Stock for a period beginning on the date of the Merger Agreement and ending on the earlier of (x) the six (6) month anniversary of the closing, and (y) the first date after the closing on which the last sale price of Common Stock equals or exceeds $2.00 per share (as adjusted for share splits, share capitalizations, share consolidations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the closing.

The foregoing description of the Support Agreement and Lock-Up Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Support Agreement and form of Lock-Up Agreement, which are filed as Exhibit 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on November 3, 2024, Fresh Vine entered into entered into a Business Combination Agreement (the “Business Combination Agreement”) with (i) Amaze Holdings Inc., a Delaware corporation and wholly owned subsidiary of Vine (“Pubco”), (ii) VINE Merger Sub Inc., a Delaware corporation and wholly subsidiary of Pubco (“VINE Merger Sub”), (iii) Adifex Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Pubco (“Adifex Merger Sub”), and (iv) Adifex Holdings LLC, a Delaware limited liability company (“Adifex”).

On March 7, 2025, Fresh Vine and Adifex entered into a Termination Agreement (the “Termination Agreement”) pursuant to which the parties mutually agreed to terminate the Business Combination Agreement effective immediately upon execution of the Termination Agreement. No termination fees are payable by either party in connection with the termination of the Business Combination Agreement.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by the full text of the Termination Agreement, which is filed as Exhibit 10.5 and incorporated by reference herein.]

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under “Agreement and Plan of Merger” in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The shares of Series D Preferred Stock, the Merger Warrants and the shares of Common Stock issuable upon conversion or exercise of the Series D Preferred Stock and Merger Warrants, as applicable, were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 7, 2025, pursuant to the Merger Agreement, Fresh Vine’s board of directors expanded the size of the board from 4 to 5 directors and filled the newly created vacancy by appointing Aaron Day, the Chief Executive Officer of Amaze, to serve on the board. Mr. Day’s term will expire at Fresh Vine’s next annual meeting of stockholders or until his earlier resignation or removal. At the time of this Current Report on Form 8-K, the board has not yet determined board committee assignments for Mr. Day.

Other than as provided for in the Merger Agreement, there are no arrangements or understandings between Mr. Day and any other person pursuant to which he was selected as a director.

Since the beginning of the last fiscal year, there have been no related party transactions between Fresh Vine and Mr. Day that would be reportable under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

The information set forth under “Series D Preferred Stock” in Item 1.01 is incorporated herein by reference.

Effective upon entry into the Merger Agreement, Fresh Vine’s board of directors adopted an amendment to Fresh Vine’s bylaws. The amendment inserts a new Article XI that states that the “Acquisition of Controlling Interest” statutes set forth in Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes shall not apply to any “acquisition” of a “controlling interest” (as each term is defined therein) in Fresh Vine resulting from the Merger Agreement. The foregoing description of the amendment to Fresh Vine’s bylaws is qualified in its entirety by reference to Amendment No. 2 to Bylaws, which is filed as Exhibit 3.2, and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 10, 2025, Fresh Vine issued a press release announcing the Merger and the termination of the Business Combination Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference, except that the information contained on any websites referenced in the press release is not incorporated by reference.

The information furnished in this Item 7.01 and Exhibit 99.1 attached shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements of Amaze as of and for the years ended December 31, 2023 and 2022 and unaudited consolidated financial statements of Amaze for the nine months ended September 30, 2024 and 2023 are attached as Exhibits 99.2 and 99.3, respectively, and incorporated herein by reference.

The audited consolidated financial statements of Amaze as of and for the year ended December 31, 2024 will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed under Item 9.01(b) of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights, and Limitations of Series D Convertible Preferred Stock
3.2	Amendment No. 2 to Bylaws
10.1	Amended and Restated Agreement and Plan of Merger dated as of March 7, 2025 by and among Fresh Vine Wine, Inc., Amaze Holdings, Inc., Amaze Software, Inc. (“Amaze”), the Stockholders of Amaze listed on Schedule I and signatory thereto, and Aaron Day, solely in his capacity as the Holders’ Representative
10.2	Form of Merger Warrant
10.3	Form of Stockholder Support Agreement
10.4	Form of Lock-Up Agreement
10.5	Termination Agreement dated as of March 7, 2025 by and between Fresh Vine Wine, Inc. and Adifex Holdings LLC
99.1	Press Release dated March 10, 2025
99.2	Audited consolidated financial statements of Amaze Software, Inc. as of and for the years ended December 31, 2023 and 2022
99.3	Unaudited consolidated financial statements of Amaze Software, Inc. as of and for the nine months ended September 30, 2024 and 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH VINE WINE, INC.

Date: March 10, 2025	By:	/s/ Michael Pruitt
Michael Pruitt
Chairman and Chief Executive Officer